Exhibit 99.2

z	REVOCABLE PROXY FIRSTBANK CORPORATION	{

Special Meeting Materials are available at:
http://www.cfpproxy.com/5235

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or

2. By Internet; or

3. By Mail.

To Vote by Telephone:

Call 1-866-823-4118 Toll-Free on a Touch-Tone
Phone anytime prior to 3 a.m., December 12, 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/fbmi prior to 3 a.m., December 12, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here for address change. ☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

1.	Proposal to approve the Agreement and Plan of Merger dated as of August 14, 2013 between Mercantile Bank Corporation and Firstbank Corporation.	For ☐	Against ☐	Abstain ☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

2.	Proposal to approve, on an advisory basis, the compensation that may be paid or become payable to Firstbank’s named executive officers that is based on or otherwise related to the proposed merger.	For ☐	Against ☐	Abstain ☐

3.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 1.	For ☐	Against ☐	Abstain ☐

At their discretion, the Proxies are authorized to vote for all matters which may properly come before the meeting, including matters incident to the conduct of the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, “FOR” ADVISORY APPROVAL OF FIRSTBANK’S EXECUTIVE COMPENSATION TO BE PAID OR PAYABLE IN CONNECTION WITH THE MERGER, “FOR” AUTHORITY TO ADJOURN THE MEETING, AND IN THE PROXIES’ DISCRETION ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

x	y

FIRSTBANK CORPORATION — SPECIAL MEETING, DECEMBER 12, 2013

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/5235

You can vote in one of three ways:

1.	Call toll free 1-866-823-4118 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/fbmi and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

FIRSTBANK CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

December 12, 2013

9:30 a.m. Eastern time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of FIRSTBANK CORPORATION, hereby appoints THOMAS R. SULLIVAN and SAMUEL G. STONE as proxies, each with full power to act without the other and to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all shares of Firstbank Corporation that the undersigned is entitled to vote at the special meeting of shareholders of Firstbank Corporation to be held December 12, 2013 and at any adjournment thereof.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

5235